As filed with the Securities and Exchange Commission on February 23, 1998 Registration No. 333-12911
____________________________________________________________________________

                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933

                              LEADING EDGE PACKAGING, INC.
                              ----------------------------
                 (Exact name of registrant as specified in its charter)

DELAWARE                                               22-3432883
--------                                               ------------
(State of Incorporation)                               I.R.S. Employer I.D. No.

350 FIFTH AVENUE, SUITE 3922
NEW YORK, NY                                           10118
---------------------------------------                --------
(Address of Principal Executive Offices)               (Zip Code)

                            1996 INCENTIVE STOCK OPTION PLAN
                            1997 ASSOCIATE STOCK OPTION PLAN
                                (Full title of the plans)

                                     Casey K. Tjang
                          Chief Financial Officer and Secretary
                              Leading Edge Packaging, Inc.
                              350 Fifth Avenue, Suite 3922
                                   New York, NY 10118
                                      212-239-1865
                       (Telephone number, including area code, and
                         name and address of agent for service)
                             _______________________________



                                     CALCULATION OF REGISTRATION FEE



                                                     Proposed        Proposed
                                                     maximum         maximum
Title of securities to be  Amount to be registered   offering price  aggregate offering   Amount of registration
registered                                           per share (1)   price (1)            fee

Common Stock, $0.01
par value                  312,500 shares(1)         $7.15           $2,234,375           $659.14


(1) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of determining the amount of the registration fee and is based on an exercise price of $7.15 per share with respect to an aggregate of 312,500 shares of Common Stock issuable upon the exercise of options granted and to be granted under the Plans. The exercise price reflected and used for calculation of the fee is equal to 110% of the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market for December 10, 1996 and is the exercise price for all options outstanding under both plans as of the date of this registration statement.

                                         PART I

                  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I (Items 1 and 2) of Form S-8 will be sent or given to employees as specified by Rule 428(b)
(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                         PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents, or portions thereof, filed by Leading Edge Packaging, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement on Form S-8 ("Registration Statement"):

     (1) The Company's latest Annual Report on Form 10-K for the year ended March 31, 1997;

     (2) The Company's latest Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

     (3)  All other reports filed by the Company with the Commission pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's latest fiscal year ended March 31, 1997; and

     (4) The description of 's Common Stock as contained in Company's Registration Statement on Form 8-A, under the Exchange Act, as filed with the Commission on October 15, 1996.

     In addition, all documents subsequently filed by Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and are made a part hereof from the date of filing of such documents.

ITEM 4. NOT APPLICABLE.

ITEM 5. NOT APPLICABLE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Certificate of Incorporation of the Company, as amended (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or acquire.

ITEM 7. NOT APPLICABLE.

ITEM 8. EXHIBITS.

     See index to Exhibits on page 6.

ITEM 9. UNDERTAKINGS.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section

          15(d) of the Exchange Act (and each filing of the annual report of the Plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Territory of Hong Kong on February 23, 1998.

                                   LEADING EDGE PACKAGING, INC.



                                   By: /s/ Lip-Boon Saw
                                       --------------------------------
                                              Lip-Boon Saw, Chairman
                                         and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Lip-Boon Saw and Casey K. Tjang, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                         DATE


/s/ Lip-Boon Saw              Chairman and                     February 23, 1998
--------------------------    Chief Executive Officer
Lip-Boon Saw


/s/ Peter Yu-Siu Chu          President and                    February 23, 1998
--------------------------    Chief Operating Officer
Peter Yu-Siu Chu


/s/Casey K. Tjang             Chief Financial Officer          February 23, 1998
--------------------------    (Principal Accounting Officer),
Casey K. Tjang                Secretary and Director

/s/Peter L. Coker             Director                         February 23, 1998
--------------------------
Peter L. Coker


/s/Robert B. Goergen          Director                         February 23, 1998
--------------------------
Robert B. Goergen


/s/Richard Fung-Gea Wong      Director                         February 23, 1998
--------------------------
Richard Fung-Gea Wong

                                    INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION

4.1            1996 Incentive Stock Option Plan of
               Leading Edge Packaging, Inc. (1)

4.2            Form of Agreement under 1996 Incentive Stock
               Option Plan of Leading Edge Packaging, Inc.

4.3            1997 Associate Stock Option Plan of
               Leading Edge Packaging, Inc.

4.4            Form of Agreement under 1997 Associate Stock
               Option Plan of Leading Edge Packaging, Inc.

4.5            Certificate of Incorporation, as amended (2)

4.4            Amended and Restated By-laws (2)

5.1 Opinion of Bondy & Schloss LLP as to the legality of the stock being registered

23.1           Consent of Independent Auditors -
               Deloitte Touche Tomahtsu

23.2           Consent of Bondy & Schloss LLP (included in Exhibit 5.1)

24.1           Power of Attorney (included on signature page)

___________________________

(1) Incorporated by reference. (Filed as Exhibit 4.4 to Amendment No. 1 to Registrant's Registration Statement on Form S-1, filed October 10, 1996.)

(2) Incorporated by reference. (Filed as Exhibits 3.1 and 3.2 to Amendment No. 2 to Registrant's Registration Statement on Form S-1, filed November 13, 1996.)